Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints E. Lagendijk and C.M. van Katwijk, and each of them severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement on Form F-3 (Registration No. 333-150786) filed with the Securities and Exchange Commission on May 9, 2008 and reports on Form 6-K relating thereto and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ J.J. Nooitgedagt	Member of the Executive and Management Boards and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 11, 2009
J.J. NOOITGEDAGT

/s/ A.W.H. Docters Van Leeuwen	Supervisory Board Member	November 11, 2009
A.W.H. DOCTERS VAN LEEUWEN

/s/ C. Kempler	Supervisory Board Member	November 11, 2009
C. KEMPLER

/s/ B. Van der Veer	Supervisory Board Member	November 11, 2009
B. VAN DER VEER

/s/ D.P.M. Verbeek	Supervisory Board Member	November 11, 2009
D.P.M. VERBEEK